Exhibit 99.1

FORM OF Instructions as to Use of American Strategic Investment Co. Rights Certificates

Please consult GEORGESON LLC, the Information Agent, your bank or broker as to any questions.

The following instructions relate to a rights offering (the “Rights Offering”) by American Strategic Investment Co., a Maryland corporation (the “Company”), to the holders of record of its Class A common stock, par value $0.01 per share (“Common Stock”), as described in the Company’s Base Prospectus, dated September 14, 2020 (the “Base Prospectus”) and the Prospectus Supplement, dated January 23, 2023 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). The Company will distribute to each holder of Common Stock as of 5:00 p.m., Eastern Time, on January 12, 2023 (the “Record Date”) non-transferable subscription rights (the “Rights”) to purchase shares of Common Stock.

In the Rights Offering, the Company is offering up to an aggregate of 386,100 shares of Common Stock pursuant to the Prospectus. The Rights may be exercised at any time during the subscription period, which commences on January 23, 2023 and ends at 5:00 p.m., Eastern Time, on February 22, 2023, unless extended in the sole discretion of the Company (as it may be extended, the “Expiration Time”). After the Expiration Time, any unexercised Rights will be null and void.

As described in the Prospectus, each holder of shares of Common Stock is entitled to one Right for each whole share of Common Stock owned by the holder on the Record Date, evidenced by a non-transferable Rights certificate (the “Rights Certificate”). Each Right allows the holder thereof to subscribe (the “Basic Subscription Right”) at the cash price of $12.95 per whole share (the “Subscription Price”) for 0.20130805 of a share of Common Stock. The Rights are described in the Prospectus.

The Company will not be required to issue shares of Common Stock to you if Computershare Inc. (the “Subscription Agent”) receives your Rights Certificate or your subscription payment at, or after, the Expiration Time. The Company has the option to extend the Rights Offering by giving oral or written notice to the Subscription Agent prior to the Expiration Time in the Company’s sole discretion. If the Company elects to extend the Rights Offering, the Company will issue a press release announcing the extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced Expiration Time.

Rights may only be exercised in aggregate for whole numbers of shares of Common Stock; no fractional shares of the Common Stock will be issued in the Rights Offering. Any fractional shares of the Common Stock resulting from the exercise of the Rights will be rounded down to the nearest whole share. A minimum of five Rights will be required to purchase one whole share of Common Stock. Any excess subscription payments received by the Subscription Agent in respect of fractional shares will be returned promptly after the Expiration Time without interest or deduction.

In addition, holders of Rights that exercise their Basic Subscription Right in full also will be eligible to subscribe (the “Over-Subscription Option”), at the same cash price of $12.95 per whole share, for any shares of Common Stock that are offered in the Rights Offering but are not purchased by the other holders of Rights under their Basic Subscription Right. If an insufficient number of shares of Common Stock is available to fulfill all requests made in respect of the Over-Subscription Option, the available shares will be allocated pro rata (in proportion to the number of shares of Common Stock held after giving effect to all Basic Subscription Rights) among those holders of Rights who fully exercised their Basic Subscription Right.

You may exercise your Over-Subscription Option only if you have exercised your Basic Subscription Right in full and other holders of Rights do not exercise their Basic Subscription Right in full. The Company may cancel or terminate the Rights Offering in its sole discretion at any time on or before the Expiration Time for any reason (including, without limitation, a change in the market price of the Common Stock). The Company also reserves the right to amend the terms of the Rights Offering.

The number of Rights to which you are entitled is printed on the face of your Rights Certificate. You should indicate your wishes with regard to the exercise of your Rights by completing the appropriate portions of your Rights Certificate and returning the Rights Certificate to the Subscription Agent pursuant to the procedures described in the Prospectus.

Your rights certificate and PAYMENT OF THE SUBSCRIPTION PRICE FOR ALL SHARES OF COMMON STOCK, by personal check, MUST BE actually RECEIVED PRIOR TO THE EXPIRATION TIME. ONCE A HOLDER OF RIGHTS HAS EXERCISED THE BASIC SUBSCRIPTION RIGHT AND THE OVER-SUBSCRIPTION Option, SUCH EXERCISE MAY NOT BE REVOKED. RIGHTS NOT VALIDLY EXERCISED PRIOR TO THE EXPIRATION TIME WILL EXPIRE without value. IN CASE YOU HOLD RIGHTS THROUGH A BROKER OR OTHER NOMINEE, YOU SHOULD VERIFY WITH YOUR BROKER OR NOMINEE BY WHEN YOU MUST DELIVER YOUR INSTRUCTION.

1.	Method of Subscription—Exercise of Rights. To exercise Rights, complete your Rights Certificate and send your properly completed and executed Rights Certificate, together with payment in full of the Subscription Price to the Subscription Agent, so that it will be actually received by the Subscription Agent prior to the Expiration Time. The Subscription Agent will hold all funds it receives in a bank account until completion of the Rights Offering. PLEASE DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS TO THE COMPANY. Your payment of the Subscription Price must be made in U.S. dollars for the full number of whole shares of Common Stock you are subscribing for by wire transfer of immediately available funds or personal check drawn upon a United States bank payable to the Subscription Agent. Cashier’s checks, money orders and certified checks will not be accepted.

The method of delivery of the Rights Certificate and the payment of the Subscription Price to the Subscription Agent is at your election and risk.

If you are a beneficial owner of Common Stock that is registered in the name of a broker, dealer, bank or other nominee, you will need to coordinate exercises of Rights through your broker, dealer, bank or other nominee in order for them to transmit payment to the Subscription Agent.

2.	Acceptance of Payments. Payments will be deemed to have been received by the Subscription Agent only upon the clearance of (i) wire transfer of immediately available funds or (ii) a personal check drawn on a U.S. bank payable to “Computershare Inc. as subscription agent for American Strategic Investment Co.” Funds paid by uncertified personal check may take several business days to clear. If your personal check does not clear prior to the Expiration Time, then you will not receive any shares of Common Stock, and the Company’s only obligation will be to return your subscription payment, without interest or deduction. Accordingly, if you wish to pay the Subscription Price by uncertified personal check, then you should make payment sufficiently in advance of the Expiration Time to ensure its receipt and clearance by that time.

If you are sending payment of the Subscription Price by wire of immediately available funds:

Bank of America

ABA Number: 026009593

Account Number: 4426655268

Account Name: CSSI AAF RIGHTS OFFERING I

Reference Number: NCRI Rights

If you do not include your name in the reference line of your wire, the Subscription Agent will not be able to match your wire to your Rights exercise and your Rights exercise would not be accepted into the offer.

In considering which method of delivery to use, holders of Rights should take into consideration the amount of time remaining in the Rights Offering to ensure that materials are delivered prior to the Expiration Time.

If you are a beneficial owner of Common Stock that is registered in the name of a broker, dealer, bank or other nominee, you will need to coordinate payments through your broker, dealer, bank or other nominee.

3.	Delivery of Subscription Materials. You should deliver your Rights Certificate to the Subscription Agent by:

By First Class Mail, Express Mail, Courier or Other Expedited Service:

Computershare Inc.
150 Royall Street, Suite V

Canton, MA 02021

Attn: Corporate Actions

Your delivery to an address or by any method other than as set forth above will not constitute valid delivery.

4.	Missing or Incomplete Subscription Forms or Payment. If you fail to complete and sign the Rights Certificate or otherwise fail to follow the subscription procedures that apply to the exercise of your Rights prior to the Expiration Time, the Subscription Agent will reject your subscription or accept it only to the extent of the payment received. Neither the Company nor the Subscription Agent undertakes any responsibility or action to contact you concerning an incomplete or incorrect subscription form, and neither the Company nor the Subscription Agent is under any obligation to correct such forms. The Company has the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures. If you send a payment that is insufficient to purchase the number of shares of Common Stock you requested, or if the number of shares of Common Stock you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received. If your aggregate Subscription Price payment is greater than the amount you owe for your Basic Subscription Right, you will be deemed to have exercised your Over-Subscription Option to purchase the maximum number of shares that may be purchased with your overpayment. Any excess subscription payments received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable following the Expiration Time.

5.	Deliveries to Holders. The following deliveries and payments to you will be made:

(a)	Rights. We will deliver to you the shares which you purchased with your Basic Subscription Right as soon as practicable after the Expiration Time. All shares that are purchased in the Rights Offering will be issued in uncertificated book-entry form meaning that you will receive a direct registration account statement from the Company’s transfer agent reflecting ownership of these securities if you are a holder of record. If you hold your shares in the name of a bank, broker, dealer or other nominee, the Depository Trust Company (“DTC”) will credit your nominee with the securities you purchased in the Rights Offering.

(b)	Excess Payments. If you exercised your Over-Subscription Option and are allocated less than all of the shares for which you wished to subscribe, your excess payment for shares that were not allocated to you will be returned without interest or deduction as soon as practicable after the Expiration Time. We will deliver or cause the transfer agent to deliver shares that you purchased as soon as practicable after the Expiration Time and after all pro rata allocations and adjustments have been completed.

6.	Fees and Expenses. The Company will pay all customary fees and expenses of the Subscription Agent and the information agent related to their acting in such roles in connection with the Rights Offering. The Company has also agreed to indemnify the Subscription Agent and the information agent from certain liabilities that they may incur in connection with the Rights Offering.

B. Riley Securities, Inc. (the “Dealer Manager”) is being paid a dealer manager fee in connection with the Rights Offering payable at the completion of the Rights Offering. The Company has also agreed to reimburse the Dealer Manager for certain fees and expenses in connection with the Rights Offering. The Company has also agreed to indemnify the Dealer Manager and its respective controlling persons against certain liabilities in connection with the Rights Offering, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Dealer Manager may be required to make in respect of those liabilities. The Dealer Manager Agreement also provides that the Dealer Manager will not be subject to any liability to the Company in rendering the services contemplated by the Dealer Manager Agreement except for any act of gross negligence, bad faith or willful misfeasance of the Dealer Manager or reckless disregard by the Dealer Manager of its obligations and duties under the Dealer Manager Agreement.

7.	Execution. The signature on the Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Rights Certificate without any alteration, enlargement or change. Persons who sign the Rights Certificate in a representative or other fiduciary capacity on behalf of a registered holder must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority so to act.

8.	Method of Delivery. The method of delivery of and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the holder of Rights. If you send your Subscription Price payment by mail, we recommend that you send or by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery to the Subscription Agent prior to the Expiration Time.

9.	Revocation. Once you have exercised your Rights, you may not revoke your exercise. All exercises of Rights are irrevocable, even if you subsequently learn information about the Company that you consider to be unfavorable. You should not exercise your Rights unless you are certain that you wish to purchase Common Stock in the Rights Offering.

10.	Special Provisions Relating to the Delivery of Rights through the Depository Trust Company. If you are a broker, a dealer, a trustee or a depositary for securities who holds the Company’s Common Stock for the account of others as a nominee holder and thus will hold Common Stock for the account of others as a nominee holder, you may, upon proper showing to the Subscription Agent, exercise the Basic Subscription Right and Over-Subscription Option on behalf of your beneficial owner through DTC. Any Rights exercised through DTC are referred to as “DTC Exercised Rights.” You may exercise your DTC Exercised Rights through DTC’s PSOP Function on the “agents subscription over PTS” procedures by (1) providing a certification as to the aggregate number of Rights exercised by the beneficial owner on whose behalf the nominee is acting, and (2) instructing DTC to charge the applicable DTC account for the subscription payment and to deliver such amount to the Subscription Agent. DTC must receive the subscription instructions and payment for the new shares prior to the Expiration Time.

11.	Determinations Regarding the Exercise of Your Rights. The Company will decide, in its sole discretion, all questions concerning the timeliness, validity, form, and eligibility of the exercise of your Rights, including any determinations as to beneficial ownership as described herein. Any such determinations by the Company will be final and binding. The Company, in its sole discretion, may waive, in any particular instance, any defect or irregularity or permit, in any particular instance, a defect or irregularity to be corrected within such time as the Company may determine. The Company will not be required to make uniform determinations in all cases. The Company may reject the exercise of any of your Rights because of any defect or irregularity. The Company will not accept any exercise of Rights until all irregularities have been waived by the Company or cured by you within such time as the Company decides, in its sole discretion.

Neither the Company, the Subscription Agent, nor the information agent will be under any duty to notify you of any defect or irregularity in connection with your submission of Rights Certificates, and the Company will not be liable for failure to notify you of any defect or irregularity. The Company reserves the right to reject your exercise of Rights if it determines that your exercise is not in accordance with the terms set forth in the Prospectus and these Instructions, or in proper form. The Company will also not accept the exercise of your Rights if the issuance of shares of Common Stock to you could be deemed unlawful under applicable law.

12.	Questions and Request for Additional Materials. For questions regarding the Rights Offering, assistance regarding the method of exercising Rights or for additional copies of relevant documents, please contact the information agent for the Rights Offering, Georgeson LLC, (866) 391-7007.